SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 31, 1999



                          LAKELAND BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)


        33-27312                                            22-2953275
(Commission File Number)                       (IRS Employer Identification No.)


                250 Oak Ridge Road, Oak Ridge, New Jersey 07438
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 973-697-2000


                                 Not Applicable
          (Former name of former address, if changed since last report)


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Item 5.  Other Events

          On July 15, 1999, Lakeland Bancorp, Inc. completed its acquisition of High Point Financial Corp. by merging High Point into Lakeland. The merger was accounted for as a pooling of interests under generally accepted accounting principles.

          The following consolidated financial statement of Lakeland is attached as Exhibit 99.1:

          1. Consolidated Statement of Income for the Two Months Ended August 31, 1999 (unaudited).

          This income statement includes the combined financial results of Lakeland and its three subsidiary banks through August 31, 1999, including The National Bank of Sussex County which was acquired in the merger with High Point. The income statement is filed with this Current Report on Form 8-K in compliance with SEC Accounting Series Releases No. 130 and 135 and Section 201.01 of the SEC's Codification of Financial Reporting Policies.

          Lakeland is a bank holding company whose principal operating subsidiaries prior to the merger were Lakeland Bank and Metropolitan State Bank, each New Jersey chartered banking associations. Following the merger, Lakeland's principal operating subsidiaries are Lakeland Bank, Metropolitan State Bank and The National Bank of Sussex County. The corporate headquarters of Lakeland and Lakeland Bank are located in Oak Ridge, New Jersey and the main office of Metropolitan State Bank is located in Montville, New Jersey. The main office of The National Bank of Sussex County is located in Branchville, New Jersey.


Item 7.  Financial Statements and Exhibits

          The following exhibit is attached to this Current Report on Form 8-K:

          Exhibit 99.1 Consolidated Statement of Income of Lakeland for the Two Months Ended August 31, 1999 (unaudited).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 LAKELAND BANCORP, INC.


                                                 /s/ Arthur L. Zande
                                                 Arthur L. Zande, Vice President


Dated:  September 22, 1999

                                  EXHIBIT INDEX


     Exhibit 99.1 Consolidated Statement of Income of Lakeland for the Two Months Ended August 31, 1999 (unaudited).